UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2011

CLEAN ENERGY FUELS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33480	33-0968580
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3020 Old Ranch Parkway, Suite 400 Seal Beach, California	90740
(Address of Principal Executive Offices)	Zip Code

(562) 493-2804

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 24, 2011, Clean Energy Fuels Corp. (the “Company”) entered into Convertible Note Purchase Agreements (each, an “Agreement” and collectively the “Agreements”) with each of Springleaf Investments Pte. Ltd., a wholly-owned subsidiary of Temasek Holdings Pte. Ltd., Lionfish Investments Pte. Ltd., an investment vehicle managed by Seatown Holdings International Pte. Ltd., and Greenwich Asset Holding Ltd., a wholly-owned subsidiary of RRJ Capital Master Fund I, L.P. (each, a “Purchaser” and collectively, the “Purchasers”), whereby the Purchasers agreed to purchase from the Company an aggregate of $150 million in principal amount of 7.5% convertible notes due 2016 (each a “Note” and collectively the “Notes”).  The transaction closed and the Notes were issued on August 30, 2011.

The Notes bear interest at the rate of 7.5% per annum (payable quarterly, in arrears, on March 31, June 30, September 30 and December 31 of each year, beginning on September 30, 2011) and are convertible at each Purchaser’s option into shares of the Company’s common stock (the “Shares”) at a conversion price of $15.00 per share (the “Conversion Price”).  Subject to certain restrictions, the Company can force conversion of each Note into Shares if, following the second anniversary of the issuance of the Note, the Shares trade at a 40% premium to the Conversion Price for at least 20 trading days in any consecutive 30 trading day period.  The entire principal balance of each Note is due and payable five years following its issuance, and the Company may repay the principal balance of each Note in Shares or cash.  The Agreements also provide for customary events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable.

The Company may use the proceeds it receives from the sale of the Notes for expenditures relating to the development, construction and operation of liquefied natural gas and compressed natural gas fueling stations and the related support, management, maintenance and marketing of those stations, including, without limitation, the development, construction and operation of offloading facilities, related production assets and delivery trucks, to pay its expenses in connection with documenting the Notes and for paying interest or principal on the Notes.

In connection with the financing, the Company also entered into a Registration Rights Agreement, dated August 30, 2011, with each of the Purchasers (the “Registration Rights Agreements”) pursuant to which the Company agreed, subject to the terms and conditions of the Registration Rights Agreements, to (i) file with the Securities and Exchange Commission one or more registration statements relating to the resale of Shares issuable upon conversion of the Notes and (ii) at the request of the Purchasers, participate in one or more underwritten offerings of Shares issuable upon conversion of the Notes.  If the Company does not meet certain of its obligations under the Registration Rights Agreements with respect to the registration of Shares, it will be required to pay monthly liquidated damages of 0.75% of the principal amount of the Note represented by the Shares included (or to be included, as the case may be) in the applicable registration statement until the related obligation is met, not to exceed 4% of the aggregate principal amount of the Notes per annum.

The sale of the Notes and the Shares issuable upon conversion of the Notes has not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Notes and the Shares issuable upon conversion of the Notes were sold in reliance upon exemptions from registration under Regulation S and Rule 144A under the Securities Act, and may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws. Each Purchaser has represented that it is not a “U.S. Person” as defined in Regulation S under the Securities Act and that it was acquiring the Notes and the Shares issuable upon conversion of the Notes in an offshore transaction meeting the requirements of Regulation S, and for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

The form of Note, form of Agreement and form of Registration Rights Agreement are attached hereto as Exhibits 4.7, 10.60 and 10.61, respectively, and are incorporated herein by reference. The Company’s press release, issued on August 25, 2011, announcing the execution of the Agreements is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  The foregoing description of the transaction, Notes, Agreements and Registration Rights Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Note, form of Agreement and form of Registration Rights Agreement attached hereto.

The form of Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or the Purchasers.  The Agreements contain representations and warranties that the Company, on the one hand, and each Purchaser, on the other hand, made to each other.  The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Agreements. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Agreements. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02  Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description
4.7	Form of Convertible Promissory Note.
10.60	Form of Convertible Note Purchase Agreement.
10.61	Form of Registration Rights Agreement.
99.1	Press release issued by Clean Energy Fuels Corp., dated August 25, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2011		Clean Energy Fuels Corp.

	By:	/s/ Richard R. Wheeler
Name: Richard R. Wheeler
Title: Chief Financial Officer